UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Agreement.

On June 22, 2021, Omnia Wellness Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with DML 888 GmbH (the “Investor”), pursuant to which the Investor purchased 454,545 shares of the Company’s common stock (the “Shares”) at a purchase price per Share of $0.22.

The foregoing is a brief description of the terms of the SPA and is qualified in its entirety by reference to the full text of the SPA, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

As of June 22, 2021, the Company issued the Shares. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as no general solicitation was used in the offer and sale of such securities, and/or Regulation S promulgated under the Securities Act as the Investor is a non-U.S. person and the offer was made in an offshore transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2021

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman